Schedule 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

     Filed by the Registrant /X/

     Filed by a Party other than Registrant / /

     Check the appropriate box:

     / / Preliminary Proxy Statement   / / Confidential, for Use of the
                                       Commission Only (as permitted by
     /X/ Definitive Proxy Statement    Rule 14a-6(e) (2))

     / / Definitive Additional Materials

     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             RehabCare Group, Inc.
                 (Name of Registant as Specified in Its Charter)


(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     /X/ No fee required

     / / $125 per the Exchange Act Rules 0-11(c)(1)(ii),14a-6(i)(1), 14a-6(j)(2)

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
          14a-6(i)(3)

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11

1)   Title of each class of securities to which transaction applies:

2)   Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursunat to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)

4)   Proposed maximum aggregate value of transaction

5)   Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:

2)   Form, Schedule or Registration Statement No.:

3)   Filing Party:

4)   Date Filed:

                                  RehabCare(R)

                            REHABCARE GROUP, INC.

                             7733 Forsyth Boulevard
                                   Suite 1700
                           St. Louis, Missouri 63105


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 30, 1997


Dear Stockholder:

     The Annual Meeting of Stockholders of RehabCare Group, Inc. ("RehabCare") will be held at the Pierre Laclede Center, Second Floor, 7733 Forsyth Boulevard, St. Louis, Missouri on April 30, 1997, at 8:00 a.m., local time, for the following purposes:

                  1. To elect seven directors to hold office until the next Annual Meeting or until their successors shall have been duly elected and qualified.

                  2. To transact any and all other business that may properly come before the Annual Meeting or any adjournment thereof.

                  Only stockholders of record of RehabCare at the close of business on March 14, 1997, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

                  We cordially invite you to attend the Annual Meeting. Even if you plan to be present at the meeting, you are requested to date, sign and return the enclosed Proxy Card in the envelope provided so that your shares will be represented. The mailing of an executed Proxy Card will not affect your right to vote in person should you later decide to attend the Annual Meeting.



                                          James M. Usdan
                                          President and Chief Executive Officer

March 28, 1997

                                  RehabCare(R)

                              REHABCARE GROUP, INC.


                             7733 Forsyth Boulevard
                                   Suite 1700
                            St. Louis, Missouri 63105

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 30, 1997

                                -----------------

                               GENERAL INFORMATION

                  This Proxy Statement is furnished to the stockholders of REHABCARE GROUP, INC. ("RehabCare"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held at the Pierre Laclede Center, Second Floor, 7733 Forsyth Boulevard, St. Louis, Missouri, on
Wednesday, April 30, 1997, at 8:00 a.m., local time, and at all adjournments thereof (the "Annual Meeting"), for the purposes set forth in the preceding Notice of Annual Meeting of Stockholders.

                  This Proxy Statement, the Notice of Annual Meeting and the accompanying Proxy Card were first mailed to the stockholders of RehabCare on or about March 28, 1997.

                  The proxy set forth on the accompanying Proxy Card is being solicited by the Board of Directors of RehabCare. A proxy may be revoked at any time before it is voted by filing a written notice of revocation or a later-dated Proxy Card with the Secretary of RehabCare at the principal offices of RehabCare or by attending the Annual Meeting and voting the shares in person. Attendance alone at the Annual Meeting will not of itself revoke a proxy. Proxy Cards that are properly executed, timely received and not revoked will be voted in the manner indicated thereon at the Annual Meeting and any adjournment thereof.

                  RehabCare will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. The directors, executive officers and employees of RehabCare may also solicit proxies personally or by telephone or other means but such persons will not be specially compensated for such services.

                  Only stockholders of record at the close of business on March 14, 1997, are entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 3,768,172 shares of RehabCare Common Stock issued and outstanding.

                  Each outstanding share of RehabCare Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting. Shares subject to abstentions will be treated as shares that are present at the Annual Meeting for purposes of determining the presence of a quorum and as voted for purposes of determining the base number of shares voting on a particular proposal. If a broker or other nominee holder indicates on the Proxy Card that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be considered as present for purposes of determining a quorum (unless they are voted on another proposal brought before the meeting) or as voted for purposes of determining the approval of the stockholders on a particular proposal. Stockholders do not have the right to cumulate votes in the election of directors.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

                  The following persons were known to management of RehabCare to be the beneficial owners of five percent or more of RehabCare Common Stock:

                                                 Number of Shares          Percent of Outstanding
Name and Address of Beneficial Owner            Beneficially Owned            Common Stock<F1>
FMR Corp.<F2>                                              503,400                  13.36%
  82 Devonshire Street
  Boston, Massachusetts 02109

Connor, Clark & Company Ltd.<F3>                           415,225                  11.02%
  Scotia Plaza,
  40 King Street
  Suite 5110, Box 125
  Toronto, Ontario M5H 3Y2

Cowen & Company <F4>                                       403,254                  10.70%
  Financial Square
  New York, New York 10005

RH Capital Associates <F5>                                 308,600                  8.19%
  55 Harristown Road
  Glen Rock, New Jersey 07452

James M. Usdan <F6>                                        311,564                  7.74%
  7733 Forsyth Boulevard
  Suite 1700
  St. Louis, Missouri  63105

Richard C. Stoddard <F7>                                   304,410                  7.65%
  7733 Forsyth Boulevard
  Suite 1700
  St. Louis, Missouri 63105


<F1> The percentage  calculations  are based upon 3,768,172  shares of RehabCare
     Common Stock outstanding at March 14, 1997, plus, with respect to Messrs. Stoddard and Usdan, the number of shares subject to options or conversion privileges exercisable by each such stockholder on or prior to May 13, 1997.


                                      - 2 -




<F2> Based upon  information  set forth in Amendment No. 2 to Schedule 13G dated
     February 14, 1997, filed by the reporting persons with the Securities and Exchange Commission. The Schedule 13G is a group filing of FMR Corp., the holding company of Fidelity Management & Research Company, an investment advisor registered under the Investment Advisors Act of 1940 and Fidelity Low-Priced Stock Fund, an investment company registered under the Investment Company Act of 1940, of which Edward C. Johnson 3d and Abigail
     P. Johnson may be deemed to be controlling persons. This group of persons reported sole voting power with respect to 67,400 shares and sole investment power with respect to all 503,400 shares. The group reported that Fidelity Low-Priced Stock Fund reported beneficial ownership of 436,000 shares, or 9.32% of the outstanding shares of RehabCare Common Stock, at December 31, 1996.

<F3> Based upon  information  set forth in Amendment No. 6 to Schedule 13G dated
     March 6, 1997, filed by the reporting person with the Securities and Exchange Commission. Connor, Clark & Company Ltd., an investment advisor registered under the Investor Advisors Act of 1940, reported shared voting and investment power with respect to all 415,225 shares reported as beneficially owned. Connor, Clark & Company Ltd. reported that it holds such shares on behalf of many clients, none of whose interests exceeds five percent or more of the RehabCare Common Stock, and that it does not have any economic or pecuniary interest in the securities held.

<F4> Based upon  information  set forth in Amendment No. 2 to Schedule 13G dated
     February 13, 1997, filed by the reporting person with the Securities and Exchange Commission. The Schedule 13G is a group filing of Cowen & Company, a broker-dealer registered under the Securities Exchange Act and an investment advisor registered under the Investment Advisors Act of 1940, Cowen Incorporated, the general partner of Cowen & Company, and Joseph M. Cohen, an individual who may be deemed to be a controlling person of Cowen Incorporated. This group of persons reported shared voting and investment power with respect to all 403,254 shares reported as beneficially owned.

<F5> Based upon  information set forth in a Schedule 13D dated February 5, 1997, filed by the reporting persons with the Securities and Exchange Commission. The Schedule 13D is a group filing of RH Capital Associates, a sole proprietorship and the sole general partner of Glen Rock Partners, L.P. and RH Capital Associates Number One, L.P., each a Delaware Limited Partnership, and Robert Horwitz, the owner of RH Capital Associates. This group of persons reported shared voting and investment power with respect to all 308,600 shares reported as beneficially owned.

<F6> Total includes 335 shares owned by Mr. Usdan's  spouse,  as to which shares
     Mr. Usdan has no voting or investment power, 4,436 shares held for Mr. Usdan's account under RehabCare's 401(k) Plan and 36,433 shares held for Mr. Usdan's account under RehabCare's Executive Deferred Compensation Plan.

<F7> Total includes 4,940 shares held by trusts of which Mr. Stoddard's children are beneficiaries, as to which shares Mr. Stoddard has no voting or investment power, 200,470 shares deemed to be beneficially owned by Mr. Stoddard by virtue of his right to convert into RehabCare Common Stock RehabCare's Convertible Subordinated Promissory Note and 11,294 shares deemed to be beneficially owned by trusts of which Mr. Stoddard's children are beneficiaries by virtue of such trusts' right to convert RehabCare's Convertible Subordinated Promissory Note into RehabCare Common Stock, as to which shares Mr. Stoddard has no voting or investment power.

                              ELECTION OF DIRECTORS

                  At the Annual Meeting, the holders of RehabCare Common Stock will vote on the election of seven directors to serve a term of one year until the 1998 Annual Meeting or until their successors shall have been duly elected and qualified. The persons named as proxies on the accompanying Proxy Card intend to vote all duly executed proxies received by the Board of Directors for the election of the seven nominees listed below, except as otherwise directed by the stockholder on the Proxy Card. If for any reason any nominee becomes unavailable for election, which is not now anticipated, the persons named in the accompanying Proxy Card will vote for such substitute nominees as designated by the Board of Directors. The seven nominees receiving the highest number of votes will be elected as directors of RehabCare. All nominees are currently directors of RehabCare. The Board of Directors recommends a vote "FOR" the election of each of the nominees as a director.

                  In connection with RehabCare's acquisition of Healthcare Staffing Solutions, Inc. and HCH, Inc. (collectively, "HSSI") on March 1, 1996, RehabCare agreed in the stock purchase agreement to create as of the closing date of the acquisition an additional directorship and to appoint Richard C. Stoddard as a director of RehabCare. RehabCare further agreed to include Mr. Stoddard in the slate of nominees to be presented for election to the RehabCare stockholders at the annual stockholders' meetings in 1996 and 1997. In the event that Mr. Stoddard's employment with RehabCare has been terminated due to disability, Mr. Stoddard shall be entitled to designate another individual (with the approval of RehabCare) for nomination to the stockholders as a director at such annual meetings. The obligation to nominate Mr. Stoddard or his designee at such annual meetings shall terminate upon the termination of Mr. Stoddard's employment with RehabCare for any reason other than Mr. Stoddard's disability.

                  The name, age, principal occupation or position and other directorships with respect to the nominees are set forth below. Unless otherwise indicated, each of the nominees has held the position or another executive position with the same entity shown or an affiliated entity for in excess of five years.

                  William G. Anderson, 64 - Director since 1991; Consultant and Retired Vice Chairman, Ernst & Young (public accountants).

                  Richard E. Ragsdale, 53 - Director since 1993; Chairman of the Board and Director, Community Health Systems, Inc. (hospital ownership
and   management);  President,   CompuCare   Auto   Diagnostic   Center,   Inc.
(automobile  service);  Director,  The  Minirth  Meier  New  Life Clinics, Inc.
(psychiatric  contract units); Chairman  and  Director,   ProMedCo   Management
Company (physician   practice management).

                  John H. Short, Ph.D., 52 - Director since 1991; Managing Partner, Phase II Consulting (health care and economic consulting).

                  Richard C. Stoddard, 48 - Director since 1996; President of HSSI, a wholly owned subsidiary of RehabCare (recruitment and placement of therapists).

                  H. Edwin Trusheim, 69 - Director since 1992; Retired Chairman of the Board, General American Life Insurance Company (life and health insurance); Director, Angelica Corporation, Laclede Gas Company, Reinsurance Group of America, Incorporated and Venture Stores, Inc.

                  James M. Usdan, 47 - Director since 1991; President and Chief Executive Officer of RehabCare; Director, Metro One Telecommunications, Inc.

                  Theodore M. Wight, 54 - Director since 1991; a General Partner of the General Partners of Walden Investors and Pacific Northwest Partners SBIC, L.P. (venture capital); Director, Eagle Hardware & Garden, Inc. and Interlinq Software Corp.


                        BOARD OF DIRECTORS AND COMMITTEES

                  During the calendar year ended December 31, 1996, the Board of Directors of RehabCare met seven times. Each director attended not less than 75% of the meetings of the Board of Directors and committees of which such director was a member during 1996. The Board of Directors of RehabCare has standing Audit and Compensation Committees.

                  The current members of the Audit Committee are Messrs. Anderson and Short. The Audit Committee met two times during 1996. The duties of the Audit Committee include selecting the independent auditors of RehabCare and negotiating the scope and cost of the audit and other services rendered to RehabCare by such auditors; meeting periodically with RehabCare's independent public accountants and management to review the work of each and to ensure that each is properly discharging its responsibilities; and reviewing RehabCare's accounting policies and internal controls to determine whether such policies and controls are adequate and are being followed.

                  The Compensation Committee reviews and recommends to the Board of Directors the salaries of all executive officers of RehabCare and authorizes all other forms of executive compensation. The current members of the Compensation Committee are Messrs. Trusheim, Ragsdale and Wight. The Compensation Committee met eight times during 1996. The Compensation Committee is also responsible for the administration of all aspects of RehabCare's stock-based incentive plans.

                                 DIRECTORS' FEES

                  Directors who are not also employees of RehabCare receive a fee of $2,500 for each meeting of the Board of Directors attended in person. Such directors are also reimbursed for expenses incurred in connection with their attendance at Board meetings.

                  Pursuant to the Directors' Stock Option Plan, on January 14 of each year each non-employee director on such date who has served as a director for at least ten months during the preceding plan year will be granted an option to acquire 10,000 shares of RehabCare Common Stock with a per share exercise price equal to the fair market value of a share of RehabCare Common Stock on the date of grant. Non-employee directors who do not serve a full ten months will receive an option for 1,000 shares of RehabCare Common Stock for each full calendar month of service as a director during the plan year. During the ten-month period ended December 31, 1996, there were no options to acquire shares of RehabCare Common Stock granted to non-employee directors.

                        SECURITY OWNERSHIP BY MANAGEMENT

                  The following table sets forth, as of March 14, 1997, the beneficial ownership of RehabCare Common Stock by each director and each executive officer named in the Summary Compensation Table, individually, and all directors and executive officers as a group:

                                                                 Number of Shares
Name of Beneficial Owner                                      Beneficially Owned <F1>     Percent of Class<F2>
William G. Anderson                                                  55,000<F3>             1.44%
Richard E. Ragsdale                                                  99,903<F3><F4>         2.62%
John H. Short, Ph.D                                                  50,000<F3>             1.31%
Richard C. Stoddard                                                 304,410<F5><F6>         7.65%
H. Edwin Trusheim                                                    46,000<F3>             1.21%
James M. Usdan                                                      311,564<F6><F7>         7.74%
Theodore M. Wight                                                    32,028<F8>              <F9>
Alan C. Henderson                                                   115,120<F6><F10>        2.98%
Keith L. Goding                                                      30,400<F6><F11>         <F9>
Hickley M. Waguespack                                                56,169<F6><F12>        1.47%
All directors and executive officers as a group (10 persons)      1,100,594<F6>            23.82%



<F1> Except as otherwise  noted,  each individual has sole voting and investment power with respect to the shares listed beside his name.

<F2> Based  upon  3,768,172   shares  of  RehabCare   Common  Stock  issued  and
     outstanding as of March 14, 1997 and, for each director or executive officer or the group, the number of shares subject to options or conversion rights exercisable by such director or executive officer or the group on or prior to May 13, 1997.

<F3> Includes 45,000 shares subject to presently exercisable stock options.

<F4> Includes  54,903  shares of  RehabCare  Common  Stock held by The  Ragsdale
     Family Foundation, of which Mr. Ragsdale is a trustee, and as to which shares Mr. Ragsdale has shared voting and investment power.

<F5> Includes 4,940 shares held by trusts of which Mr.  Stoddard's  children are beneficiaries, as to which shares Mr. Stoddard has no voting or investment power, 200,470 shares deemed to be beneficially owned by Mr. Stoddard by virtue of his right to convert into RehabCare Common Stock RehabCare's Convertible Subordinated Promissory Note and 11,294 shares deemed to be beneficially owned by trusts of which Mr. Stoddard's children are beneficiaries by virtue of such trusts' right to convert RehabCare's Convertible Subordinated Promissory Note into RehabCare Common Stock, as to which shares Mr. Stoddard has no voting or investment power.

<F6> Totals include 211,764,  256,250, 92,500, 30,000, 51,875 and 852,389 shares subject to stock options or conversion rights held by Messrs. Stoddard, Usdan, Henderson, Goding and Waguespack, and all directors and executive officers as a group, respectively, that are either presently exercisable or which are exercisable on or prior to May 13, 1997.


                                      - 6 -




<F7> Includes 335 shares  owned by Mr.  Usdan's  spouse,  as to which shares Mr.
     Usdan has no voting or investment power, 4,436 shares held for Mr. Usdan's account under RehabCare's 401(k) Plan and 36,433 shares held for Mr. Usdan's account under RehabCare's Executive Deferred Compensation Plan.

<F8> Includes 30,000 shares subject to presently exercisable stock options.

<F9> Less than one percent.

<F10>Includes 300 shares owned by Mr.  Henderson's  spouse as  custodian for Mr.
     Mr.Henderson's children, as to which shares Mr. Henderson has no voting or investment power, 3,807 shares held for Mr. Henderson's account under RehabCare's 401(k) Plan and 10,313 shares held for Mr. Henderson's account under RehabCare's Executive Deferred Compensation Plan.

<F11>Includes 400 shares owned by a trust of which Mr. Goding is the trustee and the beneficiary.

<F12>Includes 2,084  shares  held for Mr. Waguespack under RehabCare's Executive
     Deferred Compensation Plan.

                        REPORT OF COMPENSATION COMMITTEE
                        REGARDING EXECUTIVE COMPENSATION

General

                  RehabCare's executive compensation program is administered by the Compensation Committee of the Board of Directors. During the ten-month period ended December 31, 1996, the Committee was composed of three non-employee directors, Messrs. Trusheim (Chairman), Ragsdale and Wight.

                  RehabCare's executive compensation policy is designed and administered to provide a competitive compensation program that will enable RehabCare to attract, motivate, reward and retain executives who have the skills, education, experience and capabilities required to discharge their duties in a competent and efficient manner. The compensation policy is based on the principle that the financial rewards to the executive are aligned with the financial interests of the stockholders of RehabCare. In this manner, RehabCare will meet its ultimate responsibility to its stockholders by striving to give a suitable long-term return on their investment through earnings from operations and prudent management of RehabCare's business and operations.

                  RehabCare's executive compensation strategy has three separate elements consisting of base salary, annual incentive compensation and long-term incentive compensation. The following is a summary of the policies underlying each element.

Base Salary

                  The Committee has determined the salary ranges for each of the executive officer positions of RehabCare based upon the level and scope of the responsibilities of the office, the pay levels of similarly positioned executive officers among companies competing for the services of such executives and a consideration of the level of experience and performance profile of the particular executive officer. In considering the competitors in the market, RehabCare emphasizes publicly traded rehabilitation services companies with similar service and revenue profiles to RehabCare. RehabCare also looks at a combination of for-profit general hospitals and certain outpatient service providers to define the lower end of the compensation market and the larger publicly traded rehabilitation services companies (i.e. companies with annual revenues of $500 million or more) to define the upper limits of such market.

                  The Committee's recent practice has been to establish a range of base salaries for particular executive officers within the range offered by the comparison group of companies so as to be able to attract and retain high quality people. The data utilized in determining such ranges is compiled from publicly available information regarding the comparison group of companies and from various salary surveys that are made available to the public by trade and industry associations, accounting firms, compensation consultants and professional groups.

                  During the ten-month period ended December 31, 1996, Messrs. Usdan and Henderson each had separate employment contracts with RehabCare that were entered into prior to such period. These employment contracts established an initial base salary for the respective executive officer, which base salary rate is to be reviewed for adjustment in May of each subsequent year. The Committee met in April 1996 to consider base salary increases for Messrs. Goding, Henderson and Waguespack based upon the performance evaluation and recommendation of the Chief Executive Officer. Base salary increases for Mr. Usdan, as the Chief Executive Officer, are based upon the performance evaluation conducted by the Committee and/or the Board of Directors.

                  In connection with the Committee's annual evaluation of the base salaries of the executive officers of RehabCare, in April 1996 the Committee increased the respective annual base salary of Messrs. Usdan, Goding, Henderson and Waguespack by between 14% and 18% of such executive officer's previous annual base salary.

Annual Incentive Compensation

                  For services rendered during the ten-month period ended December 31, 1996, each of RehabCare's executive officers will receive cash bonuses awarded on performance-based criteria upon the completion of such period. Messrs. Usdan and Henderson have a performance-based annual cash bonus compensation component set forth in their respective employment contracts with RehabCare. Under the contractual provisions, the cash bonuses of Messrs. Usdan and Henderson are based upon the achievement of certain targets for the annual growth in RehabCare's fully diluted pretax earnings per share, excluding extraordinary items and after deduction of accrued bonuses (hereinafter referred to as "EPS"). The cash bonuses for each such officer will range from 4% of such officer's base compensation during the applicable fiscal year for a 10% annual growth rate in EPS up to 100% of such officer's then current base salary for a 31% annual growth rate in EPS. For the bonus payable with respect to the ten-month period ended December 31, 1996, earnings per share for the twelve months ended February 28, 1997 was compared to the comparable period ended February 29, 1996. For calendar 1997, the cash bonus calculation will be based upon annualized growth in earnings per share during the ten-month period commencing on March 1, 1997, and ending on December 31, 1997, as compared with calendar year 1996. Thereafter, cash bonuses will be based upon growth in earnings per share during the then-current calendar year as compared with the immediately prior calendar year to be consistent with RehabCare's newly established December 31 fiscal year end. For the ten-month period ended December 31, 1996, Messrs. Usdan and Henderson will receive cash bonuses under their contracts of $149,305 and $113,183, respectively. Messrs. Goding and Waguespack also will receive performance-based cash bonuses of $122,917 and $95,844 for the period.

Long-Term Incentive Compensation

                  The Committee believes that long-term incentive compensation is the most direct way of tying the executive compensation to increases in stockholder value. RehabCare's long-term incentive programs are both cash- and stock-based thereby providing a means through which executive officers will be incentivized to continue high quality performance with RehabCare over a long period of time while allowing such executive officers to build a meaningful investment in RehabCare Common Stock.

                  Stock options were awarded to all executive officers as well as other key employees who were employed by RehabCare on the date of the initial public offering of its Common Stock in June 1991, with the number of shares subject to such options based upon the level of responsibility of the recipient. Executive officers and other eligible employees who joined RehabCare after the initial public offering date were also granted options to purchase shares of RehabCare Common Stock shortly after their dates of employment based upon their respective level of duties. The Board of Directors, upon the recommendation of the Committee, has given the Chief Executive Officer the authority to grant newly hired employees of RehabCare options to purchase up to 10,000 shares of RehabCare Common Stock. Each option has an exercise price equal to the fair market value of RehabCare Common Stock on the date of grant and has a term of ten years.

                  In addition, the Committee from time to time has evaluated the level of long-term incentives provided to each of the executive officers of RehabCare and each officer's relative contributions to corporate performance. Based upon such evaluation, the Committee has approved grants of additional options to certain executive officers of RehabCare. During the ten months ended December 31, 1996, the Committee granted options for the purchase of 7,000, 50,000 and 6,000 shares of RehabCare Common Stock to Messrs. Goding, Henderson and Waguespack, respectively, at an exercise price of $16.00 per share, the fair market value of RehabCare Common Stock on the date of grant.

                  In October 1992, the Board of Directors, upon the recommendation of the Committee, entered into supplemental cash bonus agreements with certain of the executive officers who had served RehabCare continually since before the initial public offering. The purpose of the agreements was to reward these executive officers for their outstanding past performances through the date of the agreements as well as to establish incentives to continue in the service of RehabCare for the long-term future. The Committee viewed this bonus program as a one-time grant to long-time executives in recognition of their efforts in establishing RehabCare as a publicly traded company. See "Compensation of Executive Officers - Employment Arrangements."

                  The Committee believes that the combination of the two long-term incentive programs gives the participating officers a balance between cash incentives for continuation of service over a period of years and equity appreciation incentives from the stock-based grants.

Compensation of Chief Executive Officer

                  Mr. Usdan's base salary, annual incentive compensation and long-term incentive compensation are determined by the Committee in the same manner as is used by the Committee for executive officers generally as well as by reference to Mr. Usdan's employment contract with RehabCare. The total compensation package of Mr. Usdan is designed to be competitive within the industry while creating awards for short- and long-term performance in line with the financial interests of the stockholders. A substantial portion of Mr. Usdan's cash compensation for the year is incentive-based and is therefore at risk to the extent that RehabCare does not meet or exceed the pre-established EPS growth objectives included in his employment contract.


                             COMPENSATION COMMITTEE

          H. EDWIN TRUSHEIM    RICHARD E. RAGSDALE    THEODORE M. WIGHT


                       COMPENSATION OF EXECUTIVE OFFICERS

                  The following table sets forth the compensation of each executive officer of RehabCare for each of the last three fiscal periods:

                                                                                            Long Term
                                                         Annual Compensation              Compensation
                                                                                           Securities
                                                                                           Underlying                All Other
Name and Principal Position          Year             Salary ($)        Bonus($)<F2>      Options/SARs(#)        Compensation($)<F3>
---------------------------          ----             ----------        -----------      ---------------        ------------------
James M. Usdan, President            1996<F1>           $214,167           $325,138            --/--                   $3,150
and Chief Executive Officer          1996                220,833            281,584            --/--                    4,739
                                     1995                195,000            272,590            --/--                    3,785

Alan C. Henderson,                   1996<F1>            162,500            183,183        50,000/--                    3,240
Executive Vice President             1996                172,958            150,995            --/--                    4,627
and Chief Financial Officer          1995                161,458            157,223        10,000/--                    3,730


Keith L. Goding, Executive           1996<F1>            137,500            122,917         7,000/--                    3,317
Vice President and Chief             1996                145,000            105,194            --/--                      483
Development Officer<F4>              1995                 12,083                 --        60,000/--                      --


Hickley M. Waguespack,               1996<F1>            137,500            113,344         6,000/--                    3,329
Executive Vice President             1996                145,000             83,387        60,000/--                    3,070
and Chief Operating Officer          1995                100,580             56,459         2,500/--                    2,234




<F1> Effective December 31, 1996,  RehabCare  converted its fiscal year end from the last day of February to December 31. For purposes of the compensation table, the first row designated 1996 sets forth the compensation of each executive officer of RehabCare for the ten-month period ended December 31, 1996. The second and third rows, designated 1996 and 1995, respectively, set forth the compensation

                                     - 10 -




     for each executive officer of RehabCare for fiscal year 1996, which ended February 29, 1996, and fiscal year 1995, which ended February 28, 1995.

<F2> Totals for the ten-month  period ended December 31, 1996 include  $175,833,
     $70,000 and $17,500 payable to Messrs. Usdan, Henderson and Waguespack, respectively, pursuant to supplemental cash bonus agreements between RehabCare and the named executive officer.

<F3> Totals for the  ten-month  period  ended  December  31,  1996 in respect of
     Messrs. Usdan, Henderson, Goding and Waguespack include amounts contributed by RehabCare pursuant to the matching portion of RehabCare's 401(k) Plan.

<F4> Mr. Goding  was  appointed  Executive  Vice President and Chief Development
     Officer effective February 10, 1995. Prior thereto, Mr. Goding was employed by a company unaffiliated with RehabCare and, thus, no disclosure with regard to executive compensation of Mr. Goding is provided for any period prior to his employment with RehabCare.

Employment Arrangements

                  RehabCare currently has separate employment agreements with each of James M. Usdan, President and Chief Executive Officer, and Alan C. Henderson, Executive Vice President and Chief Financial Officer, with terms through April 30, 1997, and automatically renewable thereafter for successive one-year terms unless terminated by either party. The agreements provide for minimum annual base salaries of $150,000 for Mr. Usdan and $135,000 for Mr. Henderson and annual cash bonuses based upon the achievement of certain targets for the annual growth in RehabCare's fully diluted pretax earnings per share, excluding extraordinary items and after deduction of accrued bonuses. The cash bonuses will range from 4% of the officer's base compensation for a 10% annual growth rate up to 100% of base compensation for a 31% annual growth rate. Each agreement provides for severance pay upon termination by RehabCare equal to one year's base salary plus the officer's pro rata bonus for the year of termination, and for a one-year covenant not to compete on the part of the officer. In addition, upon a change in control of RehabCare (as defined in the agreements), all unvested options held by the officer will immediately vest.

                  Each of Messrs. Usdan, Henderson and Waguespack has a separate termination agreement with RehabCare under which such executive officer will be paid severance benefits in the event that his employment with RehabCare is "terminated" by RehabCare within three years of a "change in control" of RehabCare but prior to such executive officer reaching the age of 65. Each agreement is for a term of three years and, unless there is a prior "change in control," each agreement will be subject to an automatic extension each year for an additional year, except if RehabCare gives a 60-day written notice to the executive officer that the term will not be so extended.

                  The termination compensation agreements of Messrs. Usdan and Henderson would require a lump-sum cash payment in an amount equal to 2.99 times the executive officer's average annual compensation for the five full fiscal years preceding the fiscal year in which the termination occurs. The agreement of Mr. Waguespack would require a lump-sum cash payment in an amount equal to such executive officer's then-current annual rate of compensation. In the case of Messrs. Usdan and Henderson, if payment of the foregoing amounts and any other benefits received or receivable upon termination after a "change in control" would subject such executive officer to the payment of a federal excise tax, the total amount payable by RehabCare to such executive officer shall be increased by an amount sufficient to provide such executive officer (after satisfaction of all excise taxes and federal and state income taxes attributable to such increased payment) with a net amount equal to the federal excise tax owed by the executive officer.

                  "Change in control" is generally defined as (i) the acquisition by any person of beneficial ownership of 20% or more of the outstanding shares of RehabCare Common Stock or of the combined voting power in the election of directors; (ii) the replacement of the majority of the existing directors or persons nominated for election as directors by the incumbent Board of Directors; (iii) approval by the stockholders of RehabCare of a reorganization, merger or consolidation unless following such transaction control of the surviving company does not change through changes in the beneficial ownership of the securities or membership on the Board of the surviving corporation; or (iv) approval by the stockholders of RehabCare of a complete liquidation or dissolution of RehabCare or the sale of substantially all of the assets of RehabCare. "Termination" generally includes any event which ends the executive officer's employment relationship with RehabCare, other than a termination due to the death, disability or retirement of the executive officer, a termination by RehabCare for "cause" or a termination by the executive officer for other than "good reason." "Cause" is generally defined as
(i) the willful and continued failure (after demand by RehabCare) to substantially perform the duties of the office other than due to physical or mental incapacity of the executive officer or (ii) the willful engagement in misconduct by the executive officer that is materially injurious to RehabCare. "Good reason" is generally defined as (i) the assignment of duties inconsistent with the executive officer's position, duties, responsibilities and status immediately prior to a "change in control"; (ii) a reduction in the executive officer's current base salary; (iii) failure to continue the executive officer's then-current participation level in RehabCare's bonus, compensation or other benefit plans; (iv) the geographic relocation of the executive officer; or (v) any breach of the agreement.

                  In addition to the termination compensation agreements described above, Messrs. Goding and Waguespack have been granted additional severance benefits pursuant an arrangement whereby if the executive officer is terminated by RehabCare without cause or if a take-over of RehabCare occurs that involves an involuntary change in the job responsibilities or job location of the executive officer, the executive officer will receive from RehabCare a severance payment equal to the executive officer's then-current base salary and benefits for one year thereafter and any earned but unpaid bonus due and owing to the executive officer.

                  In October 1992, the Board of Directors, upon the recommendation of RehabCare's Compensation Committee, entered into supplemental cash bonus agreements with each of Messrs. Usdan, Henderson and Waguespack in the individual amounts of $700,000, $280,000 and $70,000, respectively, and $1,050,000 in the aggregate. The purpose of the agreements was to reward these individual executive officers for their efforts in establishing RehabCare as a publicly traded company as well as to establish incentives for them to continue in the service of RehabCare for the long-term future. The individual agreements assign a cash bonus amount to the eligible executive officer based upon level of responsibility. The bonuses vested on a monthly basis beginning in March 1993 and continued through February 1997. The vested portion of the executive officer's bonus becomes payable within 30 days of the earlier of the termination of the executive officer's employment with RehabCare or October 15, 2002. In 1996, the Board of Directors amended the terms of the supplemental cash bonus agreements to provide that up to 50% of an executive officer's vested bonus may be contributed to the executive officer's account under RehabCare's Executive Deferred Compensation Plan and invested exclusively in RehabCare Common Stock.

Option Grants in Last Fiscal Year

                  The following table sets forth information concerning stock option grants made in the ten-month period ended December 31, 1996, to the individuals named in the Summary Compensation Table:

                                                                                        Potential Realizable
                                                                                          Value at Assumed
                                                                                           Annual Rate of
                                                                                             Stock Price
                                                                                            Appreciation
                                         Individual Grants Value                           For Option Term
                          -----------------------------------------------------      -----------------------
                            Number of     Percent of
                            Securities    Total
                            Underlying    Options
                            Options       Granted        Exercise or
                            Granted       Employees in   Base Price     Expiration
Name                        (#)<F1>       Fiscal Year    ($/Sh)         Date           5%($)          10%($)
----                        ----------    -------------  ---------      --------       -----          ------
James M. Usdan..............     --            --             --         --             --              --
Alan C. Henderson...........   50,000        16.43%          16.00    6/26/06      $ 503,116      $ 1,274,994
Keith L. Goding.............    7,000         2.30%          16.00    6/26/06         70,436          178,499
Hickley M. Waguespack.......    6,000         1.97%          16.00    6/26/06         60,374          152,999


<F1> Options  become  exercisable  with  respect  to 25% of the total  number of shares subject to the option on the first anniversary date o the date of grant and will become exercisable with respect to an additional 25% of the total number of shares on each of such anniversary date in the following three years. The options terminate on the earlier of: ten years after grant; three months after termination of employment except in the case of death or total disability; or twelve months after termination for death or total disability. Upon a change in control of RehabCare, as described under "Employment Arrangements" herein, such options become fully exercisable.

Aggregated Option/SAR Exercises in Last Fiscal Period and Fiscal Period-End
     Option/SAR Values

                  The following table sets forth information concerning the number of exercisable and unexercisable stock options at December 31, 1996, as well as the value of such stock options having an exercise price lower than the last reported trading price on December 31, 1996 ("in-the-money" options) held by the executive officers named in the Summary Compensation Table. No options were exercised by any of the named executive officers during the ten-month period ended December 31, 1996.


                                                                       Number of
                                                                       Securities               Value of
                                                                       Underlying               Unexercised
                                                                       Unexercised              In-The-Money
                                                                       Options at               Options at Fiscal
                                  Shares                               Fiscal Period-End(#)     Period-End($)<F1>
                                  Acquired on        Value             Exercisable/             Exercisable/
      Name                        Exercise (#)       Realized ($)      Unexercisable            Unexercisable
      ----                        ------------       ------------      ---------------------    -------------
James M. Usdan..............          --                 --              256,250/18,750        1,797,656/124,219
Alan C. Henderson...........          --                 --               92,500/57,500         662,500/265,625
Keith L. Goding.............          --                 --               15,000/52,000         103,125/338,250
Hickley M. Waguespack.......          --                 --               36,250/52,250         268,906/387,406

<F1> Based on a price per share of $20.125, the last reported transaction price of RehabCare Common Stock on December 31,
     1996.

                                     - 13 -

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

                  The following graph compares the cumulative stockholder returns, including the reinvestment of dividends, of RehabCare Common Stock on an indexed basis with the NASDAQ Market Index and the Dow Jones Industry Group Index of Health-Care Providers ("HEA") for the period beginning January 1, 1992, and ending December 31, 1996:





 COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURNS<F1> AMONG REHABCARE GROUP, INC.,
          NASDAQ MARKET INDEX AND DOW JONES INDUSTRIAL GROUP HEA INDEX


                                    [GRAPH]

ASSUMES $100 INVESTED ON JANUARY 1, 1992 IN REHABCARE GROUP, INC. COMMON STOCK,
                NASDAQ MARKET INDEX & DOW JONES GROUP HEA INDEX


                                    DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                        1991          1992         1993          1994          1995          1996
RehabCare Group, Inc.                  100           122.37       118.42        136.84        202.63         211.84

NASDAQ Market Index                    100           100.98       121.13        127.17        164.96         204.98

Dow Jones Industry Group HEA Index     100           113.31       137.52        150.17        194.03         189.13


<F1> Total return assumes reinvestment of dividends

                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                  Section 16(a) of the Securities Exchange Act of 1934 requires RehabCare's directors and executive officers ("Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of RehabCare Common Stock. To the knowledge of management, based solely on its review of the copies of such reports furnished to RehabCare, during the ten-month period ended December 31, 1996, all Section 16(a) filing requirements were met.

                         INDEPENDENT PUBLIC ACCOUNTANTS

                  KPMG Peat Marwick LLP served as RehabCare's independent public accountants for the ten-month period ended December 31, 1996. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and such representatives will have the opportunity to make statements if they so desire.

                            PROPOSALS OF STOCKHOLDERS

                  Proposals of stockholders intended to be present at the 1998 Annual Meeting of Stockholders must be received by the Secretary of RehabCare by not later than November 27, 1997 for consideration of inclusion in the Proxy Statement and Proxy Card for that meeting.

                                  OTHER MATTERS

                  As of the date of this Proxy Statement, the Board of Directors of RehabCare does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the Annual Meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the Annual Meeting, it is the intention of the persons named as proxies to vote the shares represented by Proxy Cards granting such proxies discretionary authority to vote on such other matters in accordance with their judgment as to the best interest of RehabCare on such matters.


                                          James M. Usdan
                                          President and Chief Executive Officer



March 28, 1997

                              REHABCARE GROUP, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 30, 1997

     The undersigned hereby appoints JAMES M. USDAN and ALAN C. HENDERSON, and each of them, with or without the other, proxies, with full power of substitution to vote as designated below, all shares of stock of RehabCare
Group, Inc. (the "Corporation") that the undersigned signatory hereof is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held at the Pierre Laclede Center, Second Floor, 7733 Forsyth Boulevard, St. Louis, Missouri, on Wednesday, April 30, 1997, at 8:00 a.m., local time, and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

1.       Election of Directors

         Election of seven directors to hold office until the next Annual Meeting of Stockholders or until their successors shall have been duly elected and qualified.

         / / FOR all nominees listed below   / / WITHHOLD AUTHORITY to vote
             (except as written to the           for all nominees listed below.
             contrary below)

 William G. Anderson, Richard E. Ragsdale, John H. Short, Richard C. Stoddard,
       H. Edwin Trusheim, James M. Usdan and Theodore M. Wight

(INSTRUCTION:  To withhold authority to vote for any individual nominee(s), write that nominee's name in the space provided below)


2. In their discretion, upon any other business which may properly come before the meeting.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES LISTED IN THE ELECTION OF DIRECTORS.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                       SIGN
                                       HERE
                                          (Please sign exactly as name appears
                                           hereon)
                                       SIGN
                                       HERE
                                           Executors, administrators, trustees,
                                           etc. should so indicate when signing

                                       Dated

                                    Appendix

       Page 14 of the printed Proxy contains the Stockholder Return Performance Graph. The information contained in the graph is depicted in the table that follows the graph.